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As filed with the Securities and Exchange Commission on July 23, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Aspen Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-2739697 (I.R.S. Employer Identification No.)
Ten Canal Park, Cambridge, Massachusetts (Address of Principal Executive Offices)	02141 (Zip Code)

2001 Stock Option Plan
1998 Employee Stock Purchase Plan
Amended and Restated 1995 Director Stock Option Plan
(Full Title of the Plan)

David L. McQuillin
President and Chief Executive Officer
Aspen Technology, Inc.
Ten Canal Park
Cambridge, Massachusetts 02141
(Name and Address of Agent For Service)

(617) 949-1000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.10 par value per share (including the associated Preferred Stock Purchase Rights)	7,200,000 shares(2)	$5.56(3)	$40,032,000(3)	$5,073

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Consists of (i) 3,840,000 shares issuable under the 2001 Stock Option Plan, as amended (ii) 3,000,000 shares issuable under the 1998 Employee Stock Purchase Plan, as amended and (iii) 360,000 shares issuable under the Amended and Restated 1995 Director Stock Option Plan, as amended.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant's common stock as reported on the Nasdaq National Market on July 22, 2004.

PART STATEMENT OF INCORPORATION BY REFERENCE

        This registration statement on Form S-8 is filed to register the offer and sale of an additional (i) 3,840,000 shares of the registrant's common stock, $.10 par value per share, to be issued under the registrant's 2001 Stock Option Plan, as amended, (ii) 3,000,000 shares of the registrant's common stock to be issued under the registrant's 1998 Employee Stock Purchase Plan, as amended and (iii) 360,000 shares of the registrant's common stock to be issued under the Amended and Restated 1995 Director Stock Option Plan, as amended. This registration statement incorporates by reference the contents of (i) the registration statement on Form S-8, File No. 333-71872, filed by the registrant on October 19, 2001, relating to the registrant's 2001 Stock Option Plan, as amended (ii) the registration statements on Form S-8, File Nos. 333-44575 and 333-71874, filed by the registrant on January 20, 1998 and October 19, 2001, respectively, relating to the registrant's 1998 Employee Stock Purchase Plan, as amended and (iii) the registration statements on Form S-8, File Nos. 333-11651 and 333-42538, filed by the registrant on September 9, 1996 and July 28, 2000, respectively, relating to the registrant's Amended and Restated 1995 Director Stock Option Plan, as amended.

Item 5. Interests of Named Experts and Counsel.

        Wilmer Cutler Pickering Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

Item 8. Exhibits.

Number		Description
4.1	(1)	Certificate of Incorporation of Aspen Technology, Inc., as amended
4.2	(2)	By-Laws of Aspen Technology, Inc.
4.3	(3)	Specimen Certificate for Shares of Aspen Technology, Inc.'s common stock, $.10 par value.
4.4	(2)
		Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer and Trust Company, as Rights Agent, including related forms of the following: (a) Certificate of Designation of Series A Participating Cumulative Preferred Stock of Aspen Technology, Inc. and (b) Right Certificate
4.5	(4)	Amendment No. 1 dated as of October 26, 2001 to Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company, as Rights Agent.
4.6	(5)	Amendment No. 2 dated as of February 6, 2002 to Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company.
4.7	(6)	Amendment No. 3 dated as of March 19, 2002 to Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company.
4.8	(7)	Amendment No. 4 dated as of May 9, 2002 to Rights Agreement dated as of March 17, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company, as Rights Agent.
4.9	(8)	Amendment No. 5 dated as of June 1, 2003 to Rights Agreement dated as of March 17, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company, as Rights Agent.
4.10	(9)
		Indenture dated as of June 17, 1998 between Aspen Technology, Inc. and The Chase Manhattan Bank, as trustee, with respect to up to $86,250,000 principal amount of 5 1/4% Convertible Subordinated Debentures due June 15, 2005 of Aspen Technology, Inc.
4.11	(9)	Form of 5 1/4% Convertible Subordinated Debentures due June 15, 2005 of Aspen Technology, Inc. (included in Sections 2.2, 2.3 and 2.4 of the Indenture).

1

4.12	(10)	Form of Warrant of Aspen Technology, Inc. dated as of May 9, 2002.
4.13	(1)	Form of WD Common Stock Purchase Warrant of Aspen Technology, Inc. dated as of August 14, 2003.
4.14	(1)	Form of WB Common Stock Purchase Warrant of Aspen Technology, Inc. dated as of August 14, 2003.
5		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2		Consent of Deloitte & Touche LLP
23.3		Notice Regarding Consent of Arthur Andersen LLP
24		Power of attorney (included on the signature pages of this registration statement)

(1)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated August 21, 2003 (filed on August 22, 2003), and incorporated herein by reference.

(2)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated March 12, 1998 (filed on March 27, 1998), and incorporated herein by reference.

(3)
Previously filed as an exhibit to Amendment No. 1 to the Registration Statement on Form 8-A of Aspen Technology, Inc. (filed on June 12, 1998), and incorporated herein by reference.

(4)
Previously filed as an exhibit to Amendment No. 2 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on November 8, 2001, and incorporated herein by reference.

(5)
Previously filed as an exhibit to Amendment No. 3 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on February 12, 2002, and incorporated herein by reference.

(6)
Previously filed as an exhibit to Amendment No. 4 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on March 20, 2002, and incorporated herein by reference.

(7)
Previously filed as an exhibit to Amendment No. 5 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on May 31, 2002, and incorporated herein by reference.

(8)
Previously filed as an exhibit to Amendment No. 6 to Form 8-A of Aspen Technology, Inc. filed on June 2, 2003, and incorporated herein by reference.

(9)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated June 17, 1998 (filed on June 19, 1998), and incorporated herein by reference.

(10)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated June 5, 2002 (filed on June 7, 2002), and incorporated herein by reference.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts as of July 23, 2004.

ASPEN TECHNOLOGY, INC.
By:	/s/ DAVID L. MCQUILLIN David L. McQuillin President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

        We, the undersigned officers and directors of Aspen Technology, Inc., hereby severally constitute and appoint David L. McQuillin, Charles F. Kane, and Mark L. Johnson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aspen Technology, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of July 23, 2004.

Signature	Title

/s/ DAVID L. MCQUILLIN David L. McQuillin	President and Chief Executive Officer (principal executive officer)
/s/ CHARLES F. KANE Charles F. Kane	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)
/s/ LAWRENCE B. EVANS Lawrence B. Evans	Chairman of the Board of Directors
/s/ DONALD P. CASEY Donald P. Casey	Director

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/s/ MARK FUSCO Mark Fusco	Director
/s/ GARY HAROIAN Gary Haroian	Director
/s/ STEPHEN M. JENNINGS Stephen M. Jennings	Director
/s/ DOUGLAS KINGSLEY Douglas Kingsley	Director
/s/ JOAN C. MCARDLE Joan C. McArdle	Director
/s/ MICHAEL PEHL Michael Pehl	Director

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INDEX TO EXHIBITS

Number		Description
4.1	(1)	Certificate of Incorporation of Aspen Technology, Inc., as amended
4.2	(2)	By-Laws of Aspen Technology, Inc.
4.3	(3)	Specimen Certificate for Shares of Aspen Technology, Inc.'s common stock, $.10 par value.
4.4	(2)
		Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer and Trust Company, as Rights Agent, including related forms of the following: (a) Certificate of Designation of Series A Participating Cumulative Preferred Stock of Aspen Technology, Inc. and (b) Right Certificate
4.5	(4)	Amendment No. 1 dated as of October 26, 2001 to Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company, as Rights Agent.
4.6	(5)	Amendment No. 2 dated as of February 6, 2002 to Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company.
4.7	(6)	Amendment No. 3 dated as of March 19, 2002 to Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company.
4.8	(7)	Amendment No. 4 dated as of May 9, 2002 to Rights Agreement dated as of March 17, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company, as Rights Agent.
4.9	(8)	Amendment No. 5 dated as of June 1, 2003 to Rights Agreement dated as of March 17, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company, as Rights Agent.
4.10	(9)
		Indenture dated as of June 17, 1998 between Aspen Technology, Inc. and The Chase Manhattan Bank, as trustee, with respect to up to $86,250,000 principal amount of 5 1/4% Convertible Subordinated Debentures due June 15, 2005 of Aspen Technology, Inc.
4.11	(9)	Form of 5 1/4% Convertible Subordinated Debentures due June 15, 2005 of Aspen Technology, Inc. (included in Sections 2.2, 2.3 and 2.4 of the Indenture).
4.12	(10)	Form of Warrant of Aspen Technology, Inc. dated as of May 9, 2002.
4.13	(1)	Form of WD Common Stock Purchase Warrant of Aspen Technology, Inc. dated as of August 14, 2003.
4.14	(1)	Form of WB Common Stock Purchase Warrant of Aspen Technology, Inc. dated as of August 14, 2003.
5		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)
23.2		Consent of Deloitte & Touche LLP
23.3		Notice Regarding Consent of Arthur Andersen LLP
24		Power of attorney (included on the signature pages of this registration statement)

(1)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated August 21, 2003 (filed on August 22, 2003), and incorporated herein by reference.

(2)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated March 12, 1998 (filed on March 27, 1998), and incorporated herein by reference.

(3)
Previously filed as an exhibit to Amendment No. 1 to the Registration Statement on Form 8-A of Aspen Technology, Inc. (filed on June 12, 1998), and incorporated herein by reference.

(4)
Previously filed as an exhibit to Amendment No. 2 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on November 8, 2001, and incorporated herein by reference.

(5)
Previously filed as an exhibit to Amendment No. 3 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on February 12, 2002, and incorporated herein by reference.

(6)
Previously filed as an exhibit to Amendment No. 4 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on March 20, 2002, and incorporated herein by reference.

(7)
Previously filed as an exhibit to Amendment No. 5 to the Registration Statement on Form 8-A of Aspen Technology, Inc. filed on May 31, 2002, and incorporated herein by reference.

(8)
Previously filed as an exhibit to Amendment No. 6 to Form 8-A of Aspen Technology, Inc. filed on June 2, 2003, and incorporated herein by reference.

(9)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated June 17, 1998 (filed on June 19, 1998), and incorporated herein by reference.

(10)
Previously filed as an exhibit to the Current Report on Form 8-K of Aspen Technology, Inc. dated June 5, 2002 (filed on June 7, 2002), and incorporated herein by reference.

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PART STATEMENT OF INCORPORATION BY REFERENCE
  Item 5. Interests of Named Experts and Counsel.
  Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY AND SIGNATURES
INDEX TO EXHIBITS